EXHIBIT 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Second Quarter 2025 Results

Santa Ana, CA – July 30, 2025– TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCB”s) today reported results for the second quarter 2025, which ended on June 30, 2025.

Second Quarter 2025 Highlights

•	Net sales were $730.6 million, up 21% year on year

•	GAAP net income of $41.5 million, or $0.40 per diluted share

•	Non-GAAP net income of $60.8 million, or $0.58 per diluted share[1]

•	Cash flow from operations of $97.8 million, or 13.4% of revenues

•	Record quarterly revenues for the Aerospace and Defense and Data Center Computing end markets

Second Quarter 2025 GAAP Financial Results

Net sales for the second quarter of 2025 were $730.6 million, compared to $605.1 million in the second quarter of 2024.

GAAP operating income for the second quarter of 2025 was $61.8 million compared to GAAP operating income for the second quarter of 2024 of $39.0 million.

GAAP net income for the second quarter of 2025 was $41.5 million, or $0.40 per diluted share, compared to GAAP net income for the second quarter of 2024 of $26.4 million, or $0.25 per diluted share.

Second Quarter 2025 Non-GAAP Financial Results

On a non-GAAP basis, net income for the second quarter of 2025 was $60.8 million, or $0.58 per diluted share. This compares to non-GAAP net income of $40.2 million, or $0.39 per diluted share, for the second quarter of 2024.

Adjusted EBITDA in the second quarter of 2025 was $109.7 million, or 15.0% of sales compared to adjusted EBITDA of $84.6 million, or 14.0% of sales, for the second quarter of 2024.

“We delivered a strong quarter with revenues and non-GAAP EPS above the high end of the guided range with non-GAAP EPS at a quarterly record high. Revenues grew 21% year on year due to demand strength in our Aerospace and Defense, Medical, Industrial and Instrumentation, Data Center Computing, and Networking end markets, with the increased demand in the latter two being driven by the requirements of generative AI,” said Tom Edman, CEO of TTM. “Non-GAAP operating margins were 11.1%, up 210 basis points year on year, and were double digits for the fourth consecutive quarter, reflecting continued solid execution. In addition, cash flow from operations was a solid 13.4% of revenues. Finally, we announced that we acquired a facility in Wisconsin and land rights in Penang as we continue to support the regional diversification of our customers’ PCB supply chains and projected future growth in the business,” concluded Mr. Edman.

[1]

As previously disclosed, starting in the first quarter of 2025, unrealized foreign exchange gains and losses were removed from non-GAAP net income, non-GAAP earnings per diluted share (“EPS”), and adjusted EBITDA. The non-GAAP EPS of $0.58 per diluted share reported for the second quarter of 2025 was a quarterly record, taking into account this adjustment for all prior quarters.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Business Outlook

For the third quarter of 2025, TTM estimates that revenues will be in the range of $690 million to $730 million, and non-GAAP net income will be in the range of $0.57 to $0.63 per diluted share.

With respect to TTM’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses including but not limited to unrealized foreign exchange translation, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2025 results and the third quarter 2025 outlook on Wednesday, July 30, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc.second quarter 2025 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on TTM’s website, and can be accessed by clicking on the link TTM Technologies Inc.second quarter 2025 webcast. The webcast will remain accessible for one week following the live event.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies Inc.second quarter 2025 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions, including mission systems, RF components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. TTM’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of TTM’s financial closing procedures, final adjustments, completion of the review by TTM’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward -looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP operating margins, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow –

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Second Quarter		First Two Quarters
	2025	2024	2025	2024
Net sales	$730,621	$605,137	$1,379,289	$1,175,250
Cost of goods sold	582,512	487,910	1,100,208	954,304

Gross profit	148,109	117,227	279,081	220,946

Operating expenses:
Selling and marketing	21,316	19,798	42,587	40,092
General and administrative	49,719	38,604	93,493	82,274
Research and development	7,009	8,547	15,073	15,868
Amortization of definite-lived intangibles	6,888	10,256	13,777	21,685
Restructuring charges	1,408	1,036	2,122	4,974

Total operating expenses	86,340	78,241	167,052	164,893

Operating income	61,769	38,986	112,029	56,053
Interest expense	(11,095)	(12,219)	(22,559)	(24,543)
Other, net	(5,149)	3,765	(2,954)	13,091

Income before income taxes	45,525	30,532	86,516	44,601
Income tax provision	(3,995)	(4,180)	(12,808)	(7,783)

Net income	$41,530	$26,352	$73,708	$36,818

Earnings per share:
Basic	$0.41	$0.26	$0.72	$0.36
Diluted	0.40	0.25	0.70	0.35
Weighted-average shares used in computing per share amounts:
Basic	101,857	101,234	101,861	101,593
Diluted	104,873	103,889	104,701	103,993
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	101,857	101,234	101,861	101,593
Dilutive effect of performance-based stock units, restricted stock units and stock options	3,016	2,655	2,840	2,400

Diluted shares	104,873	103,889	104,701	103,993

SELECTED BALANCE SHEET DATA

	June 30, 2025	December 30, 2024
Cash and cash equivalents	$447,967	$503,932
Accounts receivable, net	495,352	448,611
Contract assets	424,973	381,382
Inventories	250,339	224,985
Total current assets	1,676,449	1,606,744
Property, plant and equipment, net	919,219	869,957
Operating lease right-of-use assets	82,763	78,252
Other non-current assets	899,525	917,541
Total assets	3,577,956	3,472,494
Short-term debt, including current portion of long-term debt	$3,805	$3,795
Accounts payable	448,063	406,221
Total current liabilities	827,753	809,054
Long-term debt, net of discount and issuance costs	913,339	914,359
Total long-term liabilities	1,113,283	1,099,616
Total stockholders’ equity	1,636,920	1,563,824
Total liabilities and stockholders’ equity	3,577,956	3,472,494

SUPPLEMENTAL DATA

	Second Quarter		First Two Quarters
	2025	2024	2025	2024
Gross margin	20.3%	19.4%	20.2%	18.8%
Operating margin	8.5%	6.4%	8.1%	4.8%

Stock-based compensation:

	Second Quarter
	2025	2024
Amount included in:
Cost of goods sold	$2,827	$1,941
Selling and marketing	1,045	836
General and administrative	5,316	3,468
Research and development	—	335

Total stock-based compensation expense	$9,188	$6,580

End market breakdown:

	Second Quarter
	2025	2024
Aerospace and Defense	45%	45%
Automotive	11%	14%
Data Center Computing	21%	21%
Medical/Industrial/Instrumentation	15%	14%
Networking	8%	6%

Operating segment data:

	Second Quarter
	2025	2024
Segment sales:
Aerospace & Defense	$327,569	$274,507
Commercial	395,624	323,255
RF&S Components	10,078	9,083
Intersegment eliminations	(2,650)	(1,708)

Total segment sales	$730,621	$605,137

Segment operating income:
Aerospace & Defense	$45,282	$25,500
Commercial	60,069	49,670
RF&S Components	2,863	2,052

Total segment operating income	$108,214	$77,222

Unallocated amounts:
Restructuring	(1,408)	(1,036)
Gain on sale of property, plant, and equipment	—	14,420
Acquisition-related and other charges	—	(10,184)
Stock-based compensation	(9,188)	(6,580)
Other corporate expenses	(26,625)	(22,265)
Amortization of definite-lived intangibles	(9,224)	(12,591)

Total operating income	$61,769	$38,986

RECONCILIATIONS1

	Second Quarter		First Two Quarters
	2025	2024	2025	2024
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$148,109	$117,227	$279,081	$220,946
Add back item:
Amortization of definite-lived intangibles	2,336	2,335	4,671	4,671
Stock-based compensation	2,827	1,941	5,500	3,970
Unrealized gain on commodity hedge	(283)	(434)	(1,059)	(1,186)
Other charges	—	—	—	(162)

Non-GAAP gross profit	$152,989	$121,069	$288,193	$228,239

Non-GAAP gross margin	20.9%	20.0%	20.9%	19.4%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$61,769	$38,986	$112,029	$56,053
Add back items:
Amortization of definite-lived intangibles	9,224	12,591	18,448	26,356
Stock-based compensation	9,188	6,580	17,975	13,367
Gain on sale of property, plant and equipment	—	(14,420)	—	(14,420)
Unrealized gain on commodity hedge	(283)	(434)	(1,059)	(1,186)
Restructuring, acquisition-related and other charges	1,523	11,220	2,237	15,046

Non-GAAP operating income	$81,421	$54,523	$149,630	$95,216

Non-GAAP operating margin	11.1%	9.0%	10.8%	8.1%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income	$41,530	$26,352	$73,708	$36,818
Add back items:
Amortization of definite-lived intangibles	9,224	12,591	18,448	26,356
Stock-based compensation	9,188	6,580	17,975	13,367
Non-cash interest expense	536	506	1,067	1,024
Gain on sale of property, plant and equipment	—	(14,420)	—	(14,420)
Unrealized gain on commodity hedge	(283)	(434)	(1,059)	(1,186)
Unrealized loss (gain) on foreign exchange	5,750	79	7,964	(4,198)
Restructuring, acquisition-related and other charges	1,543	11,308	2,257	15,046
Income taxes[5]	(6,727)	(2,363)	(7,167)	(3,499)

Non-GAAP net income	$60,761	$40,199	$113,193	$69,308

Non-GAAP earnings per diluted share	$0.58	$0.39	$1.08	$0.67

	Second Quarter		First Two Quarters
	2025	2024	2025	2024
Adjusted EBITDA reconciliation[6]:
GAAP net income	$41,530	$26,352	$73,708	$36,818
Add back items:
Income tax provision	3,995	4,180	12,808	7,783
Interest expense	11,095	12,219	22,559	24,543
Amortization of definite-lived intangibles	9,224	12,591	18,448	26,356
Depreciation expense	27,692	26,184	54,555	50,880
Stock-based compensation	9,188	6,580	17,975	13,367
Gain on sale of property, plant and equipment	—	(14,420)	—	(14,420)
Unrealized gain on commodity hedge	(283)	(434)	(1,059)	(1,186)
Unrealized loss (gain) on foreign exchange	5,750	79	7,964	(4,198)
Restructuring, acquisition-related and other charges	1,543	11,308	2,257	15,208

Adjusted EBITDA	$109,734	$84,639	$209,215	$155,151

Adjusted EBITDA margin	15.0%	14.0%	15.2%	13.2%
Free cash flow reconciliation:
Operating cash flow	$97,804	$41,855	$87,149	$85,750
Capital expenditures, net	(60,234)	(9,955)	(123,454)	(59,251)

Free cash flow	$37,570	$31,900	$(36,305)	$26,499

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations. Prior year results have been revised to exclude the impact of unrealized loss (gain) on foreign exchange from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA—refer to the revised historical non-GAAP financial information in the Form 8-K filed on February 5, 2025 for further information. The second quarter and first two quarters of fiscal year 2024 have also been revised to reclassify certain amounts between “Gain on sale of property, plant and equipment” and “Restructuring, acquisition-related and other charges” in order to align with the current classifications of these respective amounts for comparative purposes.

[2]	Non-GAAP gross profit and gross margin measures exclude amortization of definite-lived intangibles, stock-based compensation, unrealized gain on commodity hedge, and other charges.
[3]

Non-GAAP operating income and operating margin measures exclude amortization of definite-lived intangibles, stock-based compensation, gain on sale of property, plant and equipment, unrealized gain on commodity hedge, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of definite-lived intangibles, stock-based compensation, non-cash interest expense, gain on sale of property, plant and equipment, unrealized gain on commodity hedge, unrealized loss (gain) on foreign exchange, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes provision, interest expense, amortization of definite-lived intangibles, depreciation expense, stock-based compensation, gain on sale of property, plant and equipment, unrealized gain on commodity hedge, unrealized loss (gain) on foreign exchange, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

TTM TECHNOLOGIES, INC.
RECASTED HISTORICAL Selected Unaudited Financial Information
(In thousands) RECASTED SEGMENT DATA[1]

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Full Year 2024	Q1 2025
Segment sales:
Aerospace & Defense	$279,758	$274,507	$279,533	$306,157	$1,139,955	$310,143
Commercial	283,803	323,255	329,382	339,261	1,275,701	332,705
RF&S Components	8,333	9,083	9,780	10,121	37,317	8,820
Intersegment eliminations	(1,781)	(1,708)	(2,157)	(4,574)	(10,220)	(3,000)

Total segment sales	$570,113	$605,137	$616,538	$650,965	$2,442,753	$648,668

Segment operating income:
Aerospace & Defense	34,473	25,500	40,279	41,548	141,800	40,777
Commercial	30,083	49,670	51,105	48,924	179,782	43,649
RF&S Components	1,661	2,052	2,426	2,527	8,666	1,592

Total segment operating income	$66,217	$77,222	$93,810	$92,999	$330,248	$86,018

Unallocated amounts:
Restructuring	(3,938)	(1,036)	(1,393)	(4,833)	(11,200)	(714)
Impairment of goodwill	—	—	—	(32,600)	(32,600)	—
Gain on sale of property, plant, and equipment	—	14,420	—	1,249	15,669	—
Acquisition-related and other charges	112	(10,184)	(2,867)	(1,585)	(14,524)	—
Stock-based compensation	(6,787)	(6,580)	(8,330)	(8,083)	(29,780)	(8,787)
Other corporate expenses	(24,772)	(22,265)	(20,972)	(28,869)	(96,878)	(17,033)
Amortization of definite-lived intangibles	(13,765)	(12,591)	(9,286)	(9,250)	(44,892)	(9,224)

Total operating income	$17,067	$38,986	$50,962	$9,028	$116,043	$50,260

RECASTED END MARKET DATA2

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Full Year 2024	Q1 2025
End Market Revenue - AS ADJUSTED:
Aerospace & Defense	49%	45%	45%	46%	46%	48%
Automotive	12%	14%	14%	12%	13%	11%
Data Center Computing	20%	21%	20%	22%	20%	21%
Medical/Industrial/Instrumentation	13%	14%	14%	13%	14%	13%
Networking & Communications	6%	6%	7%	7%	7%	7%
End Market Revenue - AS PREVIOUSLY REPORTED:
Aerospace & Defense	46%	45%	46%	47%	46%	47%
Automotive	13%	14%	14%	11%	13%	11%
Data Center Computing	21%	21%	19%	22%	21%	21%
Medical/Industrial/Instrumentation	14%	14%	14%	13%	14%	13%
Networking & Communications	6%	6%	7%	7%	6%	8%

[1]

This information provides recasted segment operating income in connection with the Company’s previously disclosed change in organization structure. This change is intended to enhance clarity in sector performance, accountability, and operating costs by clearly allocating resources to the Aerospace and Defense, Commercial, or RF and Specialty Components businesses. Management finalized its assessment of the Company’s operating segments during the quarter ended June 30, 2025, and concluded that the Company now has three reportable segments: Aerospace and Defense (A&D), Commercial, and RF and Specialty Components (RF&S Components). In prior periods, the Company had two reportable segments: Printed Circuit Boards (PCB) and RF&S Components. As a result, certain prior period amounts have been reclassified to conform with the new segment presentation.

[2]	The end market revenue has been recasted to reflect certain adjustments to allocations resulting from the segment reorganization.